SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  July 21, 2006

                                DUNE ENERGY, INC.
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             (Exact Name of Registrant as Specified in its Charter)

Delaware                             0-27897                       95-4737507
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State of                            Commission                     IRS Employer
Incorporation                       File Number                    I.D. Number

              3050 Post Oak Blvd., Suite 695, Houston, Texas 77056
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                     Address of principal executive offices

                  Registrant's telephone number: (713) 888-0895

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      On July 21, 2006, our wholly-owned subsidiary, Vaquero Partners LLC ("Vaquero"), entered into a farm out agreement (the "Agreement"), with Chesapeake Exploration Limited Partnership ("Chesapeake"), covering Vaquero's two leases on the Welder Ranch property, located in Victoria County, Texas. Vaquero's leases on the Welder Ranch cover a total of approximately 8,000 contiguous acres. Per the terms of the Welder Leases, the Lessor receives a 30% royalty on production.

      Pursuant to the Agreement, Chesapeake paid Vaquero and two other leaseholders (collectively, the "Leaseholders") combined cash remuneration of $2 million (of which $1.8 million will be paid to Vaquero) in exchange for the assignment by the Leaseholders to Chesapeake of an undivided 75% of the rights, titles and interests in certain leasehold interests, including Vaquero's interests in the Welder Ranch leases. In addition, under the Agreement, Chesapeake has committed to start drilling two wells by November 1, 2006 targeting the geopressured Middle Wilcox formation on the Welder Ranch property. Until the "casing point" is reached on these two wells, when testing of such new wells will have been completed and a decision to continue or abandon can be made, Chesapeake will bear all cost, risk and liability for such drilling. After casing point on the initial two wells, we will pay for our proportional share (17.5% on one lease and 25% on the other lease) of costs going forward. Similarly, we have the right to participate "heads up" with Chesapeake on future wells drilled on the Welder Ranch leases. Also under the Agreement, during the six months beginning on November 1, 2006 and ending on April 1, 2007, and each six (6) month period thereafter, for as long as is required under the terms of Vaquero's Welder Ranch leases to maintain such leases in effect, Chesapeake shall drill at least one well under each such lease so that such lease will be maintained in effect. Copies of the Agreement and the press release announcing the Agreement are files as Exhibits 99.1 and 99.2, respectively, hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 99.1 Agreement, dated as of June 1, 2006, by and between Vaquero Partners LLC, JVR Petroleum Inc., First Australian Resources, Inc. and Chesapeake Exploration Limited Partnership.

Exhibit 99.2   Press Release


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2006

                                                  DUNE ENERGY, INC.

                                                  By: /s/ Alan Gaines
                                                      --------------------------
                                                      Alan Gaines,
                                                      Chief Executive Officer


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                                  Exhibit Index


Exhibits

Exhibit 99.1 Agreement, dated as of June 1, 2006, by and between Vaquero Partners LLC, JVR Petroleum Inc., First Australian Resources, Inc. and Chesapeake Exploration Limited Partnership.

Exhibit 99.2   Press Release


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